EXHIBIT 23.1

                       Consent of Thacher Proffitt & Wood



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                            Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048


                                        May 21, 1999


We hereby consent to the incorporation by reference in this Registration Statement of Hudson City Bancorp, Inc. on Form S-8 of our opinion appearing as
Exhibit 5.1 in the Registration Statement of Hudson City Bancorp, Inc. on Form S-1 dated March 15, 1999, Registration No. 333-74383, as amended by Pre-Effective Amendment No.1 to Form S-1 dated April 28, 1999 and Pre-Effective Amendment No.2 to Form S-1 dated May 7, 1999 and to the references to our Firm's name in such Form S-8.


                                        THACHER PROFFITT & WOOD


                                        By: /s/ W. Edward Bright
                                            ------------------------
                                                W. Edward Bright